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EXHIBIT 10.11

FALCON FINANCIAL, LLC

FIFTH AMENDMENT TO
AMENDED AND RESTATED SENIOR SUBORDINATED LOAN AGREEMENT

        This FIFTH AMENDMENT TO AMENDED AND RESTATED SENIOR SUBORDINATED LOAN AGREEMENT (this "Fifth Amendment") is dated as of July 29, 2002 and entered into by and among Falcon Financial, LLC ("Company"), SunAmerica Life Insurance Company ("SunAmerica") and Goldman Sachs Mortgage Company ("Goldman Sachs"; and together with SunAmerica, "Lenders") and is made with reference to the Amended and Restated Senior Subordinated Loan Agreement dated as of January 7, 1998 by and among the parties hereto (as amended, the "Loan Agreement"). Capitalized terms used herein without definition shall have the same meanings set forth in the Loan Agreement.

        WHEREAS, the parties hereto have entered into the First Amendment to the Loan Agreement as of June 8, 1998 (the "First Amendment"), which increased the amount available under the facility for Working Capital Loans;

        WHEREAS, the parties hereto have entered into the Second Amendment to the Loan Agreement as of October 2, 1998 (the "Second Amendment"), which added new definitions to, and amended and restated existing definitions in, Section 1.1 of the Loan Agreement and amended certain other sections of the Loan Agreement to provide for the financing of mortgage loans under the Loan Agreement;

        WHEREAS, the parties hereto have entered into the Third Amendment to the Loan Agreement as of April 19, 1999 (the "Third Amendment"), which reflected an increase in the working capital facility and the existence of the Junior Subordinated Loan Agreement, as amended;

        WHEREAS, the parties hereto have entered into the Fourth Amendment to the Loan Agreement as of October 29, 2001 (the "Fourth Amendment"), which added new definitions to, and amended and restated existing definitions in, Section 1.1 of the Loan Agreement, granted Lenders a security interest in certain property and interests owned or held by Company and amended certain other sections of the Loan Agreement to provide for the extension of Bridge Loans to Company;

        WHEREAS, as of the date hereof, the aggregate outstanding principal amount of the borrowings under the Junior Subordinated Loan Agreement (without regard to the principal amount of the note evidencing the interest capitalized with respect to the borrowings under the Junior Subordinated Loan Agreement) is no less than $500,000;

        WHEREAS, Company desires that the Lenders extend Company Additional Hedge Loans (as defined herein) on the terms and conditions provided for in this Fifth Amendment and the Loan Agreement;

        WHEREAS, Lenders desire to extend Company Additional Hedge Loans on the terms and conditions provided for in this Fifth Amendment and the Loan Agreement; and

        WHEREAS, the parties hereto disclaim any intent to effect a novation or an extinguishment or discharge of any liability or obligation under the Loan Agreement arising prior to the date of this Fifth Amendment.

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

Section 1.    AMENDMENTS TO THE LOAN AGREEMENT.

1.1    Additional Definitions.    Section 1.1 of the Loan Agreement is amended by adding the following definitions thereto in appropriate alphabetical order:

        "Additional Hedge Loan Termination Date" means the earlier of (i) the consummation of the first Securitization Transaction after the date of the Fifth Amendment or (ii) October 27, 2002.

        "Additional Hedge Loan" means a Loan in the aggregate amount of up to $2,000,000 from Commitments available for Acquisition Loans, the proceeds of which shall be designated by Company as Hedge Loans.

        "Additional Hedge Notes" means the promissory notes issued with respect to an Additional Hedge Loan.

1.2    Amendments to Existing Definitions.    Section 1.1 of the Loan Agreement is amended by amending and restating the following definitions in their entirety:

        "Interim Hedge Loan" means, as applicable, a Hedge Loan or Additional Hedge Loan with respect to a Margin Excess call by Goldman, Sachs & Co., other than a regular monthly Margin Excess call, pursuant to the terms of the Hedge Agreement.

        "Loans" means the Loans made by Lenders to Company pursuant to Section 2.1A, including Acquisition Loans, Bridge Loans, Interest Shortfall Loans, Hedge Loans, Working Capital Loans, Additional Hedge Loans, and Loans with respect to the capitalization of interest evidenced by the Interest Capitalization Notes and the Hedge Interest Capitalization Notes.

        "Loan Category" means an Acquisition Loan, a Bridge Loan, an Interest Shortfall Loan, a Hedge Loan, a Working Capital Loan or an Additional Hedge Loan.

        "Notes" means (i) (a) the promissory notes of Company issued pursuant to Section 2.1D on the Closing Date as amended pursuant to the Amended and Restated Promissory Notes of Company issued on the Effective Date, and (b) any promissory notes issued by Company pursuant to the last sentence of Section 9.1C in connection with assignments of the Commitments and Loans of any Lenders, in each case substantially in the form of Exhibit II annexed hereto, as they may be amended, supplemented or otherwise modified from time to time, (ii) the Interest Capitalization Notes, (iii) the Hedge Interest Capitalization Notes, (iv) the Bridge Notes, and (v) the Additional Hedge Notes.

1.3    Amendment to Section 2.1A:    Section 2.1A of the Loan Agreement is hereby amended by adding the following as subsection (iii) thereto:

  "(iii)    From time to time during the period from the date of the Fifth Amendment to but excluding the Additional Hedge Loan Termination Date, Company may borrow an Additional Hedge Loan. All amounts owed hereunder with respect to an Additional Hedge Loan, including all Interest accrued thereon (except as provided in Section 2.2C) shall be paid in full no later than the Additional Hedge Loan Termination Date. Amounts borrowed under this Section 2.1A(iii) may be repaid and reborrowed to but excluding the Additional Hedge Loan Termination Date. Amounts repaid at the Additional Hedge Loan Termination Date will be available as Acquisition Loans."

1.4    Amendment to Section 2.1B:    The first paragraph of Section 2.1B of the Loan Agreement is hereby amended and restated in its entirety as follows:

  "B.    Borrowing Mechanics.    Working Capital Loans and Other Bridge Loans designated by Company as Working Capital Loans made on any Funding Date shall be in an aggregate minimum amount of $250,000 and integral multiples of $50,000 in excess of that amount; Acquisition Loans and Acquisition Bridge Loans shall be in an amount no greater than necessary to acquire the Eligible Asset(s) described in the related Notice of Borrowing less an amount equal to the Investment of Principal advanced to Company under the Warehouse Agreement for such Eligible Asset(s); Hedge Loans, Other Bridge Loans designated by Company as Hedge Loans and Additional Hedge Loans shall be in an amount equal to the current Margin Excess; Interest Shortfall Loans and Other Bridge Loans designated by Company as Interest Shortfall Loans shall be in an amount not to exceed the difference between the Available Balance (as defined in the Paying Agent Agreement) in the Collection Account as of a Cut-Off Date and the amount to be distributed therefrom on the next succeeding Interest Payment Date, pursuant to Section 2.5 or Section 2.6, as the case may be, of the Warehouse Agreement; and Loans evidenced by the Interest Capitalization Notes and Hedge Interest Capitalization Notes shall be in the respective amounts calculated according to Section 2.2C of this Agreement; provided, however, that unless consented to by Requisite Lenders, Company shall use its best efforts to request Loans be made no more than once each month, and Loans shall be made on the next succeeding Interest Payment Date based on estimated requirements or on any other day of the month if the Loan is an Interim Hedge Loan or an Other Bridge Loan designated by Company as an Interim Hedge Loan. Whenever Company desires that Lenders make an Interim Hedge Loan or an Other Bridge Loan designated by Company as an Interim Hedge Loan, it shall deliver to each Lender a Notice of Borrowing no later than 12:00 noon (New York time) on the Business Day at least one (1) Business Day in advance of the proposed Funding Date, in which case Lenders shall fund such Loan by 12:00 noon (New York time) on the Funding Date. Whenever Company desires that Lenders make an Interest Shortfall Loan or an Other Bridge Loan designated by Company as an Interest Shortfall Loan, it shall deliver to each Lender a Notice of Borrowing no later than 5:00 p.m. (New York time) on the Business Day at least two (2) Business Days in advance of the next succeeding Interest Payment Date, in which case Lenders shall fund such Loan by 5:30 p.m. (New York time) on the Funding Date, which shall be at least one (1) Business Day prior to the Interest Payment Date. Whenever Company desires that Lenders make any Loan other than an Interim Hedge Loan, Interest Shortfall Loan, an Other Bridge Loan designated by Company as either an Interim Hedge Loan or an Interest Shortfall Loan, it shall deliver to each Lender a Notice of Borrowing no later than 12:00 noon (New York time) on the Business Day at least two (2) Business Days in advance of the proposed Funding Date, in which case Lenders shall fund such Loan by 12:00 noon (New York time) on the Funding Date. The Notice of Borrowing shall specify (i) the proposed Funding Date (which shall be a Business Day), (ii) whether the request is for an Acquisition Loan, an Acquisition Bridge Loan, an Interest Shortfall Loan, a Hedge Loan, a Working Capital Loan, an Other Bridge Loan (in which case, Company shall further specify whether such Other Bridge Loan is designated an Interest Shortfall Loan, a Hedge Loan and/or a Working Capital Loan) and/or an Additional Hedge Loan, (iii) the total amount of Loans requested, (iv) the amount allocable to each Loan Category, (v) a description of the use of proceeds of the requested Loans (and in the case of Acquisition Loans, sufficient additional detail to describe the underlying transaction) and (vi) a reconciliation of the use of proceeds of the Loans, excluding any Working Capital Loans, made with the preceding borrowing."

1.5    Amendment to Section 2.1D.    Section 2.1D of the Loan Agreement is amended by deleting the word "and" and replacing it with a comma immediately before the words "(iv) the Bridge Notes" and adding the phrase "and (v) the Additional Hedge Notes" immediately following the words "the Bridge Notes".

1.6    Amendment to Section 2.3A(iii).    Section 2.3A(iii) of the Loan Agreement is hereby amended and restated in its entirety as follows:

  "(iii)    Prepayments from Margin Deficit in Hedge Account.    If at any time an amount becomes available for withdrawal from the Hedge Account pursuant to the Hedge Account Agreement, Company shall withdraw, and apply to the Additional Hedge Loans, Hedge Loans, Hedge Interest Capitalization Notes, and Working Capital Loans in prepayment thereof, an amount from the Hedge Account equal to the lesser of (i) the amount available for withdrawal, and (ii) the amount needed to pay in full the accrued and unpaid interest on the Additional Hedge Loans, Hedge Loans, the Hedge Interest Capitalization Notes, and the Working Capital Loans, and to reduce the principal outstanding of the Additional Hedge Loans, Hedge Interest Capitalization Notes, Hedge Loans, and Working Capital Loans to zero. If the amount withdrawn is insufficient to satisfy the Additional Hedge Loans, Hedge Loans, Hedge Interest Capitalization Notes, and Working Capital Loans in full, such amount shall be applied as follows: first to the accrued and unpaid interest on the Additional Hedge Loans until paid in full; second to the outstanding principal balance of the Additional Hedge Loans until paid in full; third to the accrued and unpaid interest on the Hedge Interest Capitalization Notes until paid in full; fourth to the accrued and unpaid interest on the Hedge Loans until paid in full; fifth to the outstanding principal balance of the Hedge Interest Capitalization Notes until paid in full; sixth to the outstanding principal balance of the Hedge Loans until paid in full; seventh to the accrued and unpaid interest on the Working Capital Loans until paid in full; and eighth to the outstanding principal balance of the Working Capital Loans until paid in full."

1.7    Addition of Section 3.4.    The following provision shall be added to the Loan Agreement as Section 3.4:

        "3.4    Conditions to Additional Hedge Loans.

        The obligations of Lenders to make Additional Hedge Loans are subject to the following further conditions precedent:

    A.
    There shall be insufficient funds available as Hedge Loans to cover the current Margin Excess; and

    B.
    Company shall be prohibited from obtaining additional Loans pursuant to the terms and conditions of Section 2.4A.

1.8    Amendment to Section 6.1.    Section 6.1 of the Loan Agreement is amended by adding after clause (ix) the following clause:

  "(x) Company may become and remain liable with respect to an Additional Hedge Loan and the Additional Hedge Notes until the Additional Hedge Loan Termination Date."

1.9    Amendment to Section 6.5.    Section 6.5 of the Loan Agreement is amended by deleting the final clause beginning with ";provided, further" and ending with "as the case may be." and replacing it with the following clause:

  "; provided further, that Company may pay all amounts due Lenders under the Bridge Loans and Additional Hedge Loans and the Bridge Notes and Additional Hedge Notes by or before the Acquisition Bridge Loan Termination Date, Other Bridge Loan Termination Date or Additional Hedge Loan Termination Date, as the case may be."

Section 2.    APPLICATION OF THE LOAN AGREEMENT TO THE ADDITIONAL HEDGE LOANS AND ADDITIONAL HEDGE NOTES.    All of the terms and conditions of the Loan Agreement shall apply to the Additional Hedge Loans and the Additional Hedge Notes, except Section 3.1 of the Loan Agreement.

Section 3.    MISCELLANEOUS.

3.1    Reference to and effect on the Loan Agreement and other documents relating to the Loan Agreement.

        A.    On and after the date hereof, each reference in the Loan Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Loan Agreement, and each reference in any other document relating to the Loan Agreement to the "Loan Agreement", "thereunder", "thereof", or words of like import referring to the Loan Agreement shall mean and be a reference to the Loan Agreement as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, and this Fifth Amendment.

        B.    Except as specifically amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, this Fifth Amendment and the Loan Agreement and any other documents relating to the Loan Agreement shall remain in full force and effect and are hereby ratified and confirmed.

        C.    The execution, delivery and performance of the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, and this Fifth Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the parties under, the Loan Agreement or any other document relating to the Loan Agreement.

3.2    Execution in Counterparts.    This Fifth Amendment may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts taken together shall constitute but one and the same instrument.

3.3    Headings.    Section and subsection headings in this Fifth Amendment are included herein for convenience of reference only and shall not constitute a part of this Fifth Amendment for any other purpose or be given any substantive effect.

3.4    Further Assurances.    The parties to this Fifth Amendment agree to execute and deliver any additional information, documents or agreements contemplated hereby and/or necessary or appropriate to effect and perform the actions contemplated hereby.

3.5    Applicable Law.    THIS FIFTH AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO AND ALL OTHER ASPECTS HEREOF SHALL BE DEEMED TO BE MADE UNDER, SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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        IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be executed by their respective duly authorized officers as of the date first above written.

COMPANY:
FALCON FINANCIAL, LLC
By:	/s/ DAVID A. KARP Name: David A. Karp Title: President
SUNAMERICA:
SUNAMERICA LIFE INSURANCE COMPANY
		By:	/s/ THOMAS DANKLER Name: Thomas Dankler Title: Authorized Agent
GOLDMAN SACHS:
GOLDMAN SACHS MORTGAGE COMPANY
		By:	GOLDMAN SACHS REAL ESTATE FUNDING CORP., its general partner
		By:	/s/ ROBERT CHRISTIE Name: Robert Christie Title: Vice President

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  EXHIBIT 10.11